UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 23, 2007

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446
1-3672	Central Illinois Public Service Company (Illinois Corporation) 607 East Adams Street Springfield, Illinois 62739 (217) 523-3600	37-0211380
333-56594	Ameren Energy Generating Company (Illinois Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	37-1395586
2-95569	CILCORP Inc. (Illinois Corporation) 300 Liberty Street Peoria, Illinois 61602 (309) 677-5271	37-1169387
1-2732	Central Illinois Light Company (Illinois Corporation) 300 Liberty Street Peoria, Illinois 61602 (309) 677-5271	37-0211050
1-3004	Illinois Power Company (Illinois Corporation) 370 South Main Street Decatur, Illinois 62523 (217) 424-6600	37-0344645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events.

Reference is made to Note 3 – Rate and Regulatory Matters to our financial statements under Part II, Item 8; Outlook and Liquidity and Capital Resources under Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Part I, Item 1A. Risk Factors, all in the Form 10-K for the year ended December 31, 2006; and Note 2 – Rate and Regulatory Matters to our financial statements under Part I, Item 1; Outlook and Liquidity and Capital Resources under Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Part II, Item 1A. Risk Factors, all in the Form 10-Q for the quarterly period ended March 31, 2007, of registrant Ameren Corporation (“Ameren”) and its registrant subsidiaries, Central Illinois Public Service Company, doing business as AmerenCIPS (“CIPS”), Ameren Energy Generating Company (“Genco”), CILCORP Inc. (“CILCORP”), Central Illinois Light Company, doing business as AmerenCILCO (“CILCO”), and Illinois Power Company, doing business as AmerenIP (“IP”) (collectively, the “registrants”), for a discussion of potential rate rollback and freeze legislation applicable to CIPS, CILCO and IP.  CIPS, CILCO and IP are collectively referred to herein as the “Ameren Illinois utilities.”  Reference is also made to the Current Reports on Form 8-K filed by Ameren and certain of its registrant subsidiaries on March 15, 2007, April 20, 2007 and April 25, 2007.

The registrants believe an agreement in principle has been reached among parties in Illinois to address the increase in electric rates following the January 2007 expiration of a nearly decade-long rate freeze in Illinois.  The agreement in principle also addresses the future power procurement process in Illinois. The agreement is the result of many months of negotiations among leaders of the House of Representatives and Senate in Illinois, the office of the Illinois Attorney General, Ameren, on behalf of its affiliates Ameren Energy Marketing Company, Genco and AmerenEnergy Resources Generating Company, a subsidiary of CILCO (“AERG”), the Ameren Illinois utilities, Exelon Corporation (“Exelon”), on behalf of Exelon Generation Company LLC, Commonwealth Edison Company, Exelon’s Illinois electric utility subsidiary, Dynegy Holdings, Inc., Midwest Generation, LLC, and MidAmerican Energy Company. Terms of the agreement, which will include a comprehensive rate relief and customer assistance program, are expected to be set forth in legislation, in a letter to the leaders of the Illinois General Assembly and the Illinois Attorney General, in a release and settlement agreement with the Illinois Attorney General and in funding agreements among the parties contributing to the rate relief and assistance programs. We expect these documents to be completed this week.

The comprehensive program would provide approximately $1 billion of funding for rate relief for certain electric customers in Illinois, including $488 million to customers of the Ameren Illinois utilities.  Pursuant to the rate relief program, the Ameren Illinois utilities, Genco and AERG would make aggregate contributions of $150 million over a four-year period, with $60 million coming from the Ameren Illinois utilities (CIPS - $21 million; CILCO - $11 million; IP - $28 million), $62 million from Genco and $28 million from AERG.  Below is a summary of the total customer relief and assistance to be provided to the customers of the Ameren Illinois utilities, the Ameren Illinois utilities’, Genco’s and AERG’s portion of the funding that is expected to be disbursed and the expected charges to earnings as a result of the program and agreement:

			Estimated
	Total Relief/Assistance to	Ameren Subsidiaries’	Ameren Earnings
	Ameren Illinois Customers	Funding (a)	Per Share Impact (b)

2007	$253,000,000	$86,000,000	26¢

2008	132,000,000	37,000,000	11

2009	97,000,000	25,000,000	7

2010	6,000,000	2,000,000	1

Total	$488,000,000	$150,000,000	45¢

(a)	Includes a $4.5 million contribution towards funding of a newly created Illinois Power Agency (“IPA”).
(b)	Includes estimated cost of forgiveness of outstanding customer late payment fees.

Other electric generators and utilities in Illinois would contribute $851 million to the comprehensive rate relief and customer assistance program. Contributions by the other electric generators (the “Generators”) and utilities to the comprehensive program would be subject to funding agreements.  Under these agreements, at the end of each month, the Ameren Illinois utilities would bill the Generators for their proportionate share of that month’s rate relief and assistance, which would be due in 30 days. If any escrow funds have been provided by the Generators, these funds would be drawn prior to seeking reimbursement from the Generators.

The rate relief program would preserve existing rates and rate structures and the Ameren Illinois utilities would continue to have the right to file new electric delivery service rate cases with the Illinois Commerce Commission (“ICC”) at the respective utility’s discretion. The redesign of all-electric customers’ rates is still subject to an ongoing case with the ICC designed to reduce seasonal fluctuations for residential customers who use large amounts of electricity while allowing utilities to fully recover costs. The agreement provides that if legislation is enacted in Illinois before August 1, 2011, freezing or reducing retail electric rates, or imposing or authorizing a new tax, special assessment or fee on the generation of electricity, then the remaining commitments would expire and any funds set aside in support of those commitments would be refunded to the utilities and Generators.

As part of the agreement, the current reverse auction used for power procurement in Illinois would be discontinued immediately and replaced with a new power procurement process. In 2008, utilities would contract for necessary baseload, intermediate and peaking power requirements through a request-for-proposal process, subject to ICC review and approval. Also as part of the agreement, existing supply contracts from the September 2006 reverse auction would remain in place.  As part of the rate relief program, the Ameren Illinois utilities would finalize financial contracts with Ameren Energy Marketing Company (for the benefit of Genco and AERG), subject to the enactment of enabling legislation, to lock-in prices for 400 to 1,000 megawatts annually of their baseload power requirements from 2008 through 2012 at relevant market prices.

For June 2009 and thereafter, power procurement would be accomplished through competitive requests for proposals to supply the separate baseload, intermediate and peaking power needs of the utilities instead of the year-round requirements previously procured through a reverse auction. The power procurement process that is expected to be implemented would require the Ameren Illinois utilities to develop an annual Procurement Plan (“Plan”).  Each Plan would govern a utility’s procurement of power to meet the expected load requirements that would not be met by pre-existing contracts or generation facilities. Subject to ICC approval, the Ameren Illinois utilities would be allowed to lease, or invest in, generation facilities. The objective of each Plan would be to ensure adequate, reliable, affordable, efficient, and environmentally sustainable electric service at the lowest total cost over time taking into account any benefits of price stability for the utilities’ eligible retail customers.  The power procurement process provides that each Plan be submitted to the ICC for initial approval; if approved, the final design and implementation of a Plan would be overseen by an independent procurement administrator and procurement monitor selected by the IPA.  The IPA would have authority to assist in the procurement of electric power for residential and nonresidential customers beginning in June 2009.  Winning proposals would be selected on the basis of price, compared for reasonableness to a market benchmark developed by the procurement administrator and procurement monitor, and approved by the ICC.

The power procurement process would provide that each electric utility in Illinois file proposed tariffs with the ICC, which would be designed to pass-through to customers the costs of procuring electric power supply with no mark-up on the price paid by the utilities, plus any reasonable costs that the utilities incurred in arranging and providing for the supply of electric power.  All such procurement costs would be deemed to have been prudently incurred and recoverable through rates.

The agreement provides that the Ameren Illinois utilities would have a right to maintain membership in a Federal Energy Regulatory Commission-approved regional transmission organization of their choice for a period of at least 15 years.

The agreement also includes a commitment to energy conservation programs designed to reduce energy consumption through increased energy efficiency and demand response. In addition, 2% of the utilities’ electricity would be procured from renewable sources beginning June 1, 2008, with that percentage increasing in subsequent years, subject to limits on customer rate impacts. The provision for full and timely cost recovery of the cost of these commitments is also included in the agreement.

Finally, the agreement provides that all pending litigation and regulatory actions by the Office of the Illinois Attorney General relating to the reverse auction procurement process, which was used to determine market-based rates effective January 1, 2007, and the electric space heating marketing practices of the Ameren Illinois utilities be withdrawn with prejudice. The litigation and regulatory actions include those filed by the Illinois Office of the Attorney General with the Federal Energy Regulatory Commission, the ICC, the United States Court of Appeals for the District of Columbia Circuit and the Circuit Court of the First Judicial Circuit, Jackson County, Illinois and the Appellate Court of Illinois, Second Judicial Circuit.

In order for the agreement, including the comprehensive rate relief and customer assistance program, to become effective, documents must be finalized and executed, tariffs must be filed with the ICC and legislation must be passed by the Illinois House of Representatives and Illinois Senate, and signed by the Illinois governor.

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This combined Form 8-K is being filed separately by Ameren, CIPS, Genco, CILCORP, CILCO and IP.  Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf.  No registrant makes any representation as to information relating to any other registrant.

REGULATION G STATEMENT

Ameren has presented certain information in this report on a diluted cents per share basis. These diluted per share amounts reflect certain factors that are expected to directly impact Ameren’s total earnings per share. Ameren believes this information is useful because it enables readers to better understand the impact of these factors on Ameren’s results of operations and earnings per share.

FORWARD-LOOKING STATEMENTS

Statements in this report not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed.  Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved.  These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance.  In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated.  The following factors, in addition to those discussed elsewhere in this report and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•
regulatory or legislative actions, including changes in regulatory policies and ratemaking determinations, such as the failure of the Illinois General Assembly and Illinois governor to enact legislation implementing the agreement in principle, including the comprehensive rate relief program, or the enactment of legislation rolling back and freezing electric rates at 2006 levels or imposing a generation “tax” on Genco, AERG and Electric Energy, Inc. or similar actions that impair the full and timely recovery of costs in Illinois;
•	changes in laws and other governmental actions;
•	disruptions of the capital markets or other events that make access to necessary capital more difficult or costly;
•	the impact of the adoption of new accounting standards and the application of appropriate technical accounting rules and guidance;
•	actions of credit rating agencies and the effects of such actions;
•	the inability of our counterparties and affiliates to meet their obligations with respect to contracts and financial instruments; and
•	legal and administrative proceedings.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements.  Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.  The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

AMEREN ENERGY GENERATING COMPANY
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

CILCORP INC.
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

CENTRAL ILLINOIS LIGHT COMPANY
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

ILLINOIS POWER COMPANY
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

Date:  July 23, 2007